Exhibit 99.1

Contacts:	Investor Relations Bonnie Mott Ikanos Communications 510-438-5360 bmott@ikanos.com	Media Relations Margo Westfall Ikanos Communications 510-438-6276 mwestfall@ikanos.com

Ikanos Communications Extends Industry Leadership with the Purchase of Centillium’s DSL Technology and Assets

Webcast and Conference Call Scheduled for Today at 9:00 a.m. EST

FREMONT, Calif., January 15, 2008 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading developer and provider of Fiber Fast™ broadband solutions, today announced that it has entered into a definitive agreement to purchase DSL technology and assets from Centillium Communications, Inc. for approximately $12 million in cash. As part of the transaction, Ikanos will also assume certain related liabilities.

“We are very pleased to bring into Ikanos Centillium’s DSL product lines, the underlying intellectual property and the talented engineering team that created these products,” said Michael A. Ricci, Ikanos’ president and CEO. “Centillium’s engineers have already developed technology that we expect to help expand Ikanos’ digital home solutions and accelerate the introduction of next generation VDSL2 platforms. Their products, people and intellectual property – including nearly 60 patents and applications – further enhance Ikanos’ leadership position and provide an expanded customer base in Europe while fortifying Ikanos’ leading position in Japan.”

Pursuant to the agreement, Ikanos expects to hire a portion of Centillium’s engineers, including a highly-skilled analog and mixed signal design team as well as acquire all of Centillium’s DSL products, intellectual property rights and several new customers. Ikanos expects to complete the transaction, subject to the satisfaction of certain conditions, by the end of February 2008, and anticipates that this transaction will be neutral to slightly accretive to 2008 non-GAAP earnings.

Conference Call and Webcast Regarding Definitive Agreement at 9:00 a.m. Eastern Standard Time

Management will hold a conference call today at 9:00 a.m. (Eastern Standard Time) to discuss this transaction. To listen to the call, please visit http://ir.ikanos.com/ and click on the link provided for the web cast or dial (706) 902-1343 conference ID number 31292177. The web cast will be archived and available through January 22, 2008 at http://ir.ikanos.com/ or by calling (706) 645-9291 and entering conference ID number 31292177.

About Centillium Communications, Inc.

Centillium Communications, Inc. is a leading innovator of high performance, cost-effective semiconductor solutions that give consumers, enterprises and service providers the winning edge in broadband access. The company’s complete, end-to-end system-on-chip solutions accelerate development time-to-market for “last mile” products with Digital Subscriber Line (DSL), Fiber-To-The-Premises (FTTP) and Voice-over-Internet Protocol (VoIP) technologies. Centillium products include digital and mixed-signal integrated circuits and related software for DSL and FTTP central office and customer premises equipment and VoIP solutions for carrier- and enterprise-class gateways and consumer telephony. Centillium is a global company with headquarters in Fremont, CA. Additional information is available at http://www.centillium.com.

About Ikanos Communications Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) develops chipsets that enable carriers to offer Fiber Fast™ bandwidth and Gigabit network processing for enhanced triple play services. Ikanos’ multi-mode VDSL2/ADSLx and network processor solutions power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers. Ikanos’ solutions enable fast and cost-effective carrier rollouts of interactive broadband services, including IPTV. For more information, visit www.ikanos.com.

© 2008 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, Ikanos Programmable Operating System, CleverConnect, Eagle, Fiber Fast, Fusiv, Fx, FxS, LoopNostics, RRA, SmartLeap and VLR are among the trademarks or registered trademarks of Ikanos.

Cautionary Statement

This press release contains forward-looking statements that involve risks and uncertainties concerning the Company, including the parties’ expectation that the transaction will close by the end of February 2008, the future performance of the assets being acquired, on-going customer relationships, and Ikanos’ employment of certain Centillium engineers as part of the transaction. Actual results may differ materially from those described in this press release due to a number of risks and uncertainties. These potential risks and uncertainties include the satisfaction of all closing conditions set forth in the definitive agreement, the ability of Ikanos to continue developing and supporting the DSL products being acquired, market acceptance of Ikanos as the vendor of products previously marketed and sold by Centillium, and the ability to integrate new technologies and to retain the transferred employees. For a further discussion of other related risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Report on Form 10-Q. One should not rely upon forward looking statements as predictions of future events. We cannot assure that the events and circumstances reflected in the forward-looking statement will be achieved or occur, nor do we undertake any obligation to update any forward-looking statements for any reason after the date of this press release.

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